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                         CERTIFICATE OF INCORPORATION

                                      OF

                            EFG FUNDING CORPORATION

         FIRST: The name of this corporation is EFG Funding Corporation (the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation are limited solely to the following:

         (a) from time to time, to purchase or otherwise acquire from Educational Finance Group, LLP, a Texas limited liability partnership (together with any successors and assigns thereto, "EFG"), affiliates of EFG and other third parties, existing loans to students and/or parents of students attending post-secondary educational programs, including loans made and/or accepted under the Higher Education Act of 1965, as amended and/or loans made outside such act that may or may not be privately guaranteed or insured ("Student Loans"), and to carry out any lawful activities which relate to the purchase or acquisition of Student Loans.

         (b) from time to time, to originate, own, hold, sell, transfer, assign, pledge or otherwise deal with Student Loans.

         (c) from time to time, to issue indebtedness and to pledge and assign as security for its obligations under any such indebtedness, all of its right, title and interest to and in its property.

         (d) from time to time, enter into, make and perform all contracts and other undertakings, and engage in all activities and transaction as the Board of Directors may deem necessary or advisable to the carrying out of the foregoing objects and purposes, including, but not limited to, any activities or transactions necessary to effectuate any securitization transactions of Student Loans.

         (e) engage in any lawful act or activity and exercise any powers permitted to corporations organized under the laws of the State of Delaware, so long as the same are incidental to or necessary or convenient to accomplish the purposes specified in this Article THIRD.

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         FOURTH: The total number of shares of all classes of stock that the
Corporation is authorized to issue is one hundred (100) shares, all of which shares shall be common stock, $0.01 par value per share ("Common Stock"). All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

         (a) Voting Rights. Except as set forth herein or as otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

         (b) Dividends and Other Distributions. The Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Common Stock shall be payable on shares of all Common Stock share and share alike.

         (c) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to share ratably, share and share alike, in the remaining net assets of the Corporation.

         FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Corporation's Board of Directors is expressly authorized to alter, amend, repeal or adopt the By-Laws of the Corporation; provided, however, that any such alteration, amendment, repeal or adoption that relates to or affects in any way the criteria for or the qualifications of the "Independent Directors" (as such term is defined in the Seventh Article hereof), or the requirement that the Corporation maintain at least two Independent Directors, must receive the prior affirmative vote or written consent of each such Independent Director; provided, further, that in no event shall the number of Independent Directors be reduced to fewer than one.

         SIXTH: Elections of directors need not be by written ballot unless, and to the extent, so provided in the Corporation's By-Laws.

         SEVENTH: Notwithstanding any provision hereof to the contrary, the following shall govern: in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

         (a) It shall establish and maintain an office through which its business shall be conducted separate and apart from


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those of its parent and any affiliate (although it may lease space from its parent or any affiliate on terms that may be characterized as arms length and commercially reasonable) and shall allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including for shared office space and services performed by any employee of an affiliate.

         (b) It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

         (c) Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Corporation shall at all times, except as provided in Article FIFTH herein, have at least two directors (each an "Independent Director") each of whom is not and for the prior five years has not been (i) a stockholder (whether direct, indirect or beneficial), customer or supplier of EFG or any of the foregoing's affiliates (the "Related Corporate Group"); (ii) a director, officer, employee, affiliate or associate of any member of the Related Corporate Group (other than the Corporation); (iii) a person related to any person referred to in clauses (i) or (ii); or (iv) a trustee, conservator or receiver for any member of the Related Corporate Group; and has (A) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (B) at least one year of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. In the event of the death, incapacity, resignation or removal of any Independent Director, the Board of Directors shall promptly appoint a replacement Independent Director; provided, however, that the Board of Directors shall not vote on any matter requiring the consent of any Independent Director unless and until at least two Independent Directors (unless amended pursuant to Article FIFTH) have been duly appointed to serve on the Board.

         (d) It shall not commingle assets with those of its parent and any affiliate.

         (e) It shall conduct its own business in its own name.

         (f) It shall maintain financial statements separate from its parent and any affiliate.

         (g) It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.


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         (h) It shall maintain an arm's length relationship with its parent and any affiliate.

         (i) It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

         (j) It shall use stationery, invoices and checks separate from its parent and any affiliate.

         (k) It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate.

         (l) It shall hold itself out as an entity separate from its parent and any affiliate.

         (m) It shall correct any known misunderstanding regarding its separate identity.

         (n) It shall maintain adequate capital in light of its contemplated activities.

         (o) It shall not make loans to any other person or entity or to buy or hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities).

         (p) It shall maintain its bank accounts separate from any other person or entity.

         For purpose of this Article SEVENTH, the following terms shall have the following meanings:

         "affiliate" means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "parent" means, with respect to a corporation, any other corporation owning or controlling, directly or


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         indirectly, fifty percent (50%) or more of the voting stock of such corporation.

               "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

         EIGHTH: 1. Indemnification. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

         2. Payment of Expenses. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.

         3. Nonexclusivity of Provision. The indemnification and other rights set forth in this Article EIGHTH shall not be


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exclusive of any provisions with respect thereto in the By-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

         4. Effect of Repeal. Neither the amendment nor repeal of this Article EIGHTH, subparagraph 1, 2, or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article EIGHTH, subparagraph 1, 2, or 3, shall eliminate or reduce the effect of this Article EIGHTH, subparagraphs 1, 2, and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article EIGHTH, subparagraph 1, 2, or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

         5. Limitation on Liability. No director or officer shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

           (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

          (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

         (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

          (iv)   shall have derived an improper personal benefit.

         If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         6. Subordination. Anything in this Article EIGHTH to the contrary notwithstanding, the obligations of the Corporation


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set forth in this Article shall be subject and subordinate to any of its obligations or indebtedness to third parties and shall be payable only out of, and to the extent of, funds of the Corporation.

         NINTH: Subject to the limitations of Independent Directors in the Seventh Article, to the extent permitted under the Delaware General Corporation Law, any person (including, but not limited to, stockholders, directors, officers and employees of the Corporation or any affiliate of the Corporation) may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Corporation or otherwise, and neither the Corporation nor its stockholders shall have any right in or to such independent ventures or to the income or profits derived therefrom.

         TENTH: Notwithstanding any other provision of this Certificate of Incorporation and any provision of law, (a) the Corporation shall not, without the affirmative vote of all of the members of the Board of Directors of the Corporation (which must include the affirmative vote of all duly appointed Independent Directors), (i) consent to the filing of bankruptcy or insolvency proceedings against it, (ii) file a voluntary petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iii) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, (iv) make a general assignment for the benefit of creditors, (v) admit in writing its inability to pay its debts generally as they become due or (vi) take any corporate action in furtherance of the actions set forth in clauses (i) through (v) of this paragraph; and

         (b) the Corporation shall not take any of the following actions (i) if there is outstanding any securities of the Corporation which has been assigned a rating by a securities rating agency at the request of the Corporation, without a written confirmation from such rating agency that such rating will not be withdrawn or downgraded as a result of the proposed action and (ii) without the affirmative vote of all the members of the Board of Directors of the Corporation (which must include the affirmative vote of all duly appointed Independent Directors):

                  (1) engage in any business or activity other than as set forth in Article THIRD hereof; or

                  (2) dissolve or liquidate, in whole or in part, or consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity.


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         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter provided herein or by statute and, except as provided in Article FIFTH, all rights, preferences and privileges conferred by this Certificate of Incorporation upon stockholders, directors or any other person are granted subject to such right; provided, however, that the Corporation shall not take any of the following actions (i) if there is outstanding any securities of the Corporation which has been assigned a rating by a securities rating agency at the request of the Corporation, without a written confirmation from such rating agency that such rating will not be withdrawn or downgraded as a result of the proposed action and (ii) without the affirmative vote of all the members of the Board of Directors of the Corporation (which must include the affirmative vote of all duly appointed Independent Directors): amend, alter, change or repeal any provision of Article THIRD, FIFTH, SEVENTH, subsection 6 of EIGHTH, TENTH, ELEVENTH OR TWELFTH of this Certificate of Incorporation (the "Restricted Articles"); and provided, further, that the Corporation shall not amend or change any provision of any Article other than the Restricted Articles so as to be inconsistent with the Restricted Articles.

         TWELFTH: When exercising any vote provided for in Article SEVENTH or in clauses (a) or (b) of Article TENTH hereof, each director shall cast its vote recognizing that it owes its fiduciary duty or other obligation with respect to such vote to the Corporation (including, without limitation, the Corporation's creditors) as well as to the stockholders of the Corporation. When exercising any vote on whether the Corporation will take any action described in paragraph (b) of Article TENTH hereof, each Director shall cast its vote recognizing that it owes its primary fiduciary duty or other obligation with respect to such vote to the Corporation (including, without limitation, the Corporation's creditors) and not to the stockholders of the Corporation (except as may specifically be required by the law of any applicable jurisdiction). Every stockholder of the Corporation shall be deemed to have consented to the foregoing by virtue of such stockholder's acquisition of stock of the Corporation.


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         THE UNDERSIGNED, being the sole incorporator of the Corporation named in this Certificate, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this Certificate, declaring and certifying that this is his act and deed and that the facts stated in this Certificate are true, and accordingly has set his hand this 22nd day of July 1998.

                                                /s/Gilbert K.S. Liu
                                                -------------------------
                                                Gilbert K.S. Liu
                                                Sole Incorporator

                                                Willkie Farr & Gallagher
                                                787 Seventh Avenue
                                                New York, NY 10019-6099


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